SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 23, 2004

                        Commission File Number: 000-50920

                               Cove Apparel, Inc.
                               ------------------
             (Exact name of registrant as specified in its charter)

Nevada                                                               95-4891903
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(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)


1003 Dormador, Suite 21, San Clemente, California                          92672
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(Address of principal executive offices)                              (Zip Code)


                                  949.224.3040
                                  ------------
              (Registrant's Telephone Number, Including Area Code)





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ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

On January 23, 2004, Kevin Peterson was appointed as the president, secretary and as a director of Cove Apparel, Inc., a Nevada corporation ("Registrant"). On the same date, Daniel Trotter resigned as the president and secretary of the Registrant, though he retains his position on the board of directors.

Kevin Peterson. Mr. Peterson was appointed as the Registrant's president, secretary and one of its directors on January 23, 2004. From 2001 to the present, Mr. Peterson has worked for American Correction Counseling Services located in San Clemente, California, as a recovery representative. Prior to that Mr. Peterson was employed by Soul Technology, a surf, skate and snowboard related company, which owns the Etnies, EMerica, 32 Snowboard Boots and S Footwear brands. He was employed by Soul Technology from 2000 to 2001, and assisted with warehouse operations. Mr. Peterson is a lifelong surfer, and combines his enthusiasm for the sport with his computer graphics knowledge that he brings to the Registrant. He has earned two certificates in Computer Graphics from Regional Occupational Program in 2002, enabling him to assist with the Registrant's graphics art requirements. Mr. Peterson is not an officer or director of any other reporting company. Kevin Peterson is the brother of Shawn Peterson, the Registrant's treasurer and one of its directors.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            Cove Apparel, Inc.


January 23, 2004                   By:      /s/ Kevin Peterson
                                            -----------------------------------
                                            Kevin Peterson, President and
                                            Chief Executive Officer